EXHIBIT 10.15

OFFICE LEASE

SAN MATEO GATEWAY

1820 GATEWAY DRIVE,

SAN MATEO, CA 94404

KW FUND VI-SAN MATEO, LLC,

a Delaware limited liability company,

as Landlord,

and

SIERRA ONCOLOGY, INC.,

a Delaware corporation,

as Tenant

SAN MATEO GATEWAY

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the "Summary") is hereby incorporated by reference into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)		DESCRIPTION

1.	Dated as of:	December 10, 2020

2.	Landlord:	KW FUND VI-SAN MATEO, LLC, a Delaware limited liability company

3.	Address of Landlord (Section 24.14):

Address For Notices:

c/o CBRE, Inc.

1820 Gateway Drive, Suite 110

San Mateo, CA 94404

Attn: Property Manager

E-Mail: carey.liggett@cbre.com

with a copy to:

c/o Kennedy-Wilson Properties, Ltd.

151 S. El Camino Drive

Beverly Hills, California 90212

Attn: Asset Manager

E-Mail: djamal@kennedywilson.com

and:

c/o Kennedy-Wilson Properties, Ltd.

151 S. El Camino Drive

Beverly Hills, California 90212

Attn: General Counsel

E-Mail: kmouton@kennedywilson.com

Address For Payment of Rent:

KW Fund VI – San Mateo, LLC

P.O. Box 301043

Los Angeles, CA 90030-1043

4.	Tenant:	SIERRA ONCOLOGY, INC., a Delaware corporation

5.	Address of Tenant (Section 24.14):

Sierra Oncology, Inc.

46701 Commerce Center Drive

Plymouth MI 48170

Attn: Legal

E-Mail: Legal@sierraoncology.com

(Prior to Lease Commencement Date)

and

Sierra Oncology, Inc.

1820 Gateway Drive, Suite 110

San Mateo, California 94404

Attn: Legal

(i)

E-Mail: Legal@sierraoncology.com With a copy via email to: Gabe.chao@transwestern.com (After Lease Commencement Date)
6.	Premises (Article 1):

	6.1	Premises:	Approximately 3,792 rentable square feet of space located on the first (1st) floor of the Building (as defined below), as depicted on Exhibit A attached hereto, known as Suite 110.

	6.2	Building:	The Premises are located in the "Building" whose address is 1820 Gateway Drive, San Mateo, California 94404.

7.	Term (Article 2):

	7.1	Lease Term:	Forty-eight (48) months.

	7.2	Lease Commencement Date:

The earlier of (i) the date Tenant commences business operations in the Premises, and (ii) the later of (A) the date that is three (3) business days after the Possession Date (as that term is defined in Section 1.2 of the Lease), and (B) January 1, 2021. The Lease Commencement Date is anticipated to be January 1, 2021 (the “Anticipated Lease Commencement Date").

	7.3	Lease Expiration Date:	The date which is the last day of the month which is forty-eight (48) months after the Lease Commencement Date.

8.	Base Rent (Article 3):

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent
1-12*	$211,593.60	$17,632.80
13-24	$217,941.36	$18,161.78
25-36	$224,479.68	$18,706.64
37-48	$231,214.08	$19,267.84

*Subject to abatement during the first four (4) months of the Lease Term pursuant to Section 3.2 of the Office Lease.

9.	Additional Rent (Article 4):

	9.1	Base Year:	Calendar year 2021.

	9.2	Tenant's Share of Operating Expenses and Tax Expenses:	5.11% (3,792 rentable square feet within the Premises/74,176 rentable square feet within the Building) (See Section 4.2.5 of the Office Lease).

10.	Security Deposit (Article 20):		$38,535.68.

11.	Number of Parking Spaces (Article 23):		Ten (10) unreserved parking spaces (i.e., 2.7 unreserved parking spaces for each 1,000 rentable square feet of the Premises).

12.	Brokers (Section 24.19):		Cushman & Wakefield, representing Landlord, and Transwestern Real Estate Services, representing Tenant.

(ii)

(i)

(ii)

		Page

24.32	Electronic Services	34
24.34	Electronic Signatures	36

EXHIBITS:
A	FLOOR PLAN OF PREMISES
B	RULES AND REGULATIONS
C	AMENDMENT TO OFFICE LEASE
D	ESTOPPEL CERTIFICATE

(iii)

SAN MATEO GATEWAY

OFFICE LEASE

This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between KW FUND VI-SAN MATEO, LLC, a Delaware limited liability company ("Landlord"), and SIERRA ONCOLOGY, INC., a Delaware corporation ("Tenant").

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1Project, Building and Premises. Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the "Premises"), which Premises are located in the Building (as defined in Section 6.2 of the Summary). The Premises shall not include any storage area in the Building, which shall be leased, if at all, pursuant to a separate agreement. The floor plan of the Premises is attached hereto as Exhibit A. The Building is part of an office project currently known as "San Mateo Gateway" The term "Project," as used in this Lease, shall mean (i) the Building, (ii) the other buildings located at 1800 and 1810 Gateway Drive, San Mateo, California 94404 (collectively, the "Additional Buildings"), (iii) the surface parking areas serving the Building and the Additional Buildings (collectively, the "Parking Facilities"), (iv) any outside plaza areas, land and other improvements surrounding the Building and the Additional Buildings, and (v) the land upon which all of the foregoing are situated. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Project except as specifically set forth in this Lease. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located in the Building and/or on the Project; provided, however, that the use thereof shall be subject to the rules and regulations attached hereto as Exhibit B (the "Rules and Regulations"), as the same may be reasonably modified by Landlord from time to time. If there is any conflict between the Rules and Regulations and the other terms and provisions of this Lease, the terms and provisions of this Lease shall control. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Project and the common areas thereof.

1.2Condition of Premises; Delivery of Possession; Abatement Penalty.

1.2.1Condition of Premises; Delivery of Possession. Except as expressly set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and Landlord shall tender possession of the Premises to Tenant in its "AS IS" condition . The date of Landlord's tendering of possession of the Premises to Tenant (as evidenced by notice from Landlord to Tenant) following the date that Landlord’s Work is Substantially Completed (as such terms are defined hereinbelow) is the "Possession Date". If for any reason, Landlord is delayed in tendering possession of the Premises to Tenant with Landlord’s Work Substantially Completed by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, except as otherwise provided in Section 1.2.2 below. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project (except as specifically set forth in this Lease) or regarding the suitability of the Premises for the conduct of Tenant’s permitted use set forth in Section 5.1 below or for any other purpose. Landlord shall, at Landlord’s expense, in accordance with Building standards and using Building standard materials, perform the following work (collectively, “Landlord’s Work”): (i) repaint the interior painted walls of the Premises; (ii) install new carpet in the carpeted areas of the Premises; (iii) construct three (3) additional private offices within the Premises along the wall opposite of those certain existing offices currently located in the Premises, which additional offices shall contain similar lighting, electrical outlets, wiring and finishes as those existing in those certain existing offices located in the Premises; (iv) relocate that certain server room door to the corner nearest to the kitchen area located in the Premises; (v) install a new dishwasher in the kitchen area located in the Premises; and (vi) replace all damaged or missing ceiling tiles located in the Premises, as reasonably necessary, as reasonably determined by Landlord. For purposes of this Lease, Landlord's Work shall be deemed "Substantially Completed" upon the completion of performance of Landlord's Work, except for minor punch-list items. If Landlord shall encounter any delays in causing Landlord's Work to be Substantially Completed as a result of any acts or omissions (where there is a duty to act) of Tenant, or Tenant's agents or employees (collectively, "Tenant Delays"), then, notwithstanding anything to the contrary set forth in this Lease, Landlord's Work shall be deemed to be Substantially Completed as of the date that Landlord's Work would have been Substantially Completed were it not for such Tenant Delays.

1.2.2Abatement Penalty. Notwithstanding Section 1.2.1 above to the contrary, if Landlord is unable to tender possession of the Premises to Tenant with Landlord’s Work Substantially Completed on or before the date that is ninety (90) days after the Anticipated Lease Commencement Date (the "Outside Delivery Date"), as such date shall be extended day for day for each day Landlord is delayed in tendering possession of the Premises to Tenant with Landlord’s Work Substantially Completed as a result of delays due to Force Majeure pursuant to Section 24.13 below and/or Tenant Delays, then Landlord shall abate one (1) day of Base Rent for every one (1) day of delay that Landlord fails to tender possession of the Premises to Tenant with Landlord’s Work Substantially Completed beyond the Outside Delivery Date (as may be so extended), provided that the Lease Commencement Date has not occurred pursuant to Section 7.2(i) of the Summary. The abatement right afforded to Tenant under this Section 1.2.2 shall be Tenant's sole and exclusive remedy for Landlord's failure to tender possession of the Premises to Tenant with Landlord’s Work Substantially Completed on or before the Outside Delivery Date, as it may be extended as provided hereinabove.

1.3Rentable Square Feet. The rentable square feet of the Premises is approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the rentable square feet of the Premises and the Building shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-2017 ("BOMA"), as modified for the Building pursuant to Landlord's standard rentable area measurements for the Building. The rentable square feet of the Premises and the Building are subject to re-measurement from time to time by Landlord's planner/designer and such re- measurements shall be made in accordance with the provisions of this Section 1.3; provided, however, the rentable square feet of the Premises shall only be subject to re-measurement in the event of a physical increase or decrease in the size of the Premises. Tenant's architect may consult with Landlord's planner/designer regarding such re-measurements, except to the extent it relates to the rentable square feet of the Building; provided, however, the determination of Landlord's planner/designer shall be conclusive and binding upon the parties. If Landlord's planner/designer determines that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such different rentable square footage (including, without limitation, the amount of the Base Rent and Tenant's Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of execution of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first (1st) Lease Year shall commence on the Lease Commencement Date and the last Lease Year shall end on the Lease Expiration Date. Following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, setting forth the Lease Commencement Date and the Lease Expiration Date, and Tenant shall execute and return such amendment to Landlord within five (5) business days after Tenant's receipt thereof.

ARTICLE 3

BASE RENT

3.1Base Rent. Tenant shall pay, without notice or demand, to Landlord at such place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. At Landlord’s option, upon prior written notice to Tenant, all Rent shall be paid to Landlord electronically via wire transfer or other direct deposit method and copies of all such electronic payments shall be provided to the Landlord on a monthly basis. The Base Rent for the fifth (5th) full calendar month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first (1st) day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month (such as during the last month of the Lease Term), the Rent for any fractional calendar month shall be the proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2Abatement of Base Rent. Notwithstanding anything to the contrary contained herein and provided that Tenant is not in default under this Lease, Landlord hereby agrees to abate Tenant's obligation to pay the monthly installments of Base Rent otherwise payable by Tenant for the Premises (collectively, the "Abated Rent") during the first four (4) full calendar months of the Lease Term (collectively, the "Abatement Period") (for a total abatement of Base Rent equal to $70,531.20). During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 19 below, then as a part of the recovery set forth in Article 19 below, Landlord shall be entitled to recover the unamortized portion of the Abated Rent. For purposes of this Section 3.2, the Abated Rent shall be amortized on a straight-line basis over the scheduled forty-eight (48)-month Lease Term, and the unamortized balance thereof shall be determined based upon the unexpired portion of such Lease Term.

ARTICLE 4

ADDITIONAL RENT

4.1Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant's Share of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below) for each Expense Year which are in excess of the amount of Operating Expenses allocated to the Building during the Base Year (as such terms are defined below); plus (ii) Tenant's Share of the annual Tax Expenses (as defined below) allocated to the Building (pursuant to Section 4.3.4 below) for each Expense Year which are in excess of the Tax Expenses allocated to the Building during the Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord hereunder pursuant to the terms of this Lease (other than the Base Rent), shall be deemed additional rent, and hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable in the same manner, time and place as the Base Rent, except as otherwise expressly set forth in this Article 4. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1"Base Year" shall mean the year set forth in Section 9.1 of the Summary.

4.2.2"Expense Year" shall mean each calendar year, including the Base Year, in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid or incurred for: (i) the cost of supplying all utilities (including, without limitation, any telephone risers or intra building network cabling), the cost of janitorial service, alarm and security service, window cleaning, and trash removal, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord in connection with the Project (including, without limitation, general or other liability insurance), in such amounts as Landlord may reasonably determine, or as may be required by any mortgagees of any mortgage, or the lessor of any ground lease affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment (including equipment rental agreements) and materials, and all fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, incurred in connection with the management, operation, administration, maintenance and repair of the Project; (v) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project (excluding compensation (including benefits) of any employee of Landlord above the grade of Project manager or Project engineer), and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project; (viii) amortization (including interest on the unamortized cost at a rate equal to ten percent (10%) per annum (the

"Amortization Interest Rate")) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; (ix) the cost (including fair market rent) of Landlord's property management office for the Project and all utilities, supplies and materials used in connection therewith; and (x) the cost of any capital alterations, capital additions, or capital improvements made to the Project or any portion thereof (A) which are deemed reasonably necessary by Landlord to maintain the quality, integrity and/or character of the Project and all systems, equipment and/or facilities which serve the Project (including replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs, walkways and parking areas), (B) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project, or any portion thereof, or (C) that are required under any governmental law or regulation that is then being enforced by a federal, state or local governmental agency from and after the Possession Date; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at the Amortization Interest Rate in effect at the time such expenditure is placed in service) over the shorter of (I) its useful life as Landlord shall reasonably determine, in accordance with standard real estate accounting principles consistently applied, (II) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (III) three (3) years.

If during any Expense Year (including the Base Year) Landlord is not furnishing any particular work or service (the cost of which, if performed or provided by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building, Additional Buildings and/or any other office buildings located in the Project are less than 95% occupied during all or a portion of any Expense Year, including the Base Year (including, without limitation, if any portion of the Building is unleased or is leased, but is not then being used by a tenant in the ordinary course of its business), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses that vary based on occupancy for such Expense Year (including the Base Year) as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, the Additional Buildings and/or any other office buildings located in the Project been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. For purposes hereof, cost savings in components of Operating Expenses arising by reason of the cessation of use by tenants at the Building due to Casualty (as that term is defined in Section 11.1 below), Force Majeure (as that term is defined in Section 24.13 below), or other extraordinary circumstances are considered variable Operating Expenses that may be grossed up in Operating Expenses during any Expense Year. Landlord shall not (x) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others, or (y) collect Operating Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses.

Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or buildings of the Project (the "Cost Pools"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants, if any, of the Project, and allocation of those Operating Expenses attributable solely to a specific building in the Project to that building.

If Operating Expenses for the Base Year, include amortized costs, or costs (including, but not limited to, costs of insurance, personnel, and increased or new services) relating to extraordinary circumstances, including, but not limited to, Casualty, Force Majeure, conservation surcharges, boycotts, embargoes or other shortages, then at such time as such costs are no longer applicable, the increased Operating Expenses attributable thereto shall be excluded from the Operating Expenses for the Base Year.

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include: (1) except as otherwise set forth above in this Section 4.2.3, interest on debt and amortization on mortgages; (2) ground lease payments; (3) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (4) the cost of providing any service directly to and paid directly by any tenant; (5) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (6) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party; (7) costs, including permit, license and inspection costs, incurred in renovating or otherwise improving, decorating, or redecorating rentable space (including vacant rentable space) for tenants or other occupants in the Project; (8) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due; (9) costs arising from Landlord's charitable or political contributions; (10) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (11) expenses which relate to the preparation of rental space for a tenant; (12) reserves for bad debts or for future improvements, repairs, additions, etc.; (13) costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Project into compliance with laws in effect as of the Possession Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Building, the Parking Facilities or any other improvements to the Project, to the extent such violations exist as of the Possession Date under any applicable laws in effect and as interpreted by applicable governmental authorities as of such date; (14) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due or to file any income tax or informational returns when due; (15) costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis; (16) costs of acquisition of sculptures, painting and other objects of art; (17) advertising and promotional expenditures; (18) costs incurred to comply with applicable laws with respect to the cleanup, removal, investigation and/or remediation of any Hazardous Materials (as defined below) in, on or under the Project and/or the Building to the extent such Hazardous Materials are: (a) in existence as of the Possession Date and in violation of applicable laws in effect as of the Possession Date; or (b) introduced onto the Project and/or the Building after the Possession Date by Landlord or any of Landlord's agents, employees, contractors or other tenants in violation of applicable laws in effect at the date of introduction; (19) costs of items considered capital improvements, capital repairs, capital replacements, and/or capital equipment, all as determined in accordance with standard real estate accounting practices, except as specifically permitted in Sections 4.2.3(viii) and (x) above; (20) costs, including penalties, fines and associated legal expenses, incurred due to the violation by Landlord or any other tenant in the Project of applicable laws, that would not have been incurred but for any such violations by Landlord or any tenant in the Project; or (21) attorneys' fees incurred in connection with the Project (including, without limitation, any financing, sale or syndication of the Project), except (A) as specifically enumerated as an Operating Expense in this Lease or (B) to the extent the expenditure of such attorneys' fees generally benefits the tenants of the Project.

4.2.4"Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit assessment fees and taxes, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building and the Additional Buildings were fully constructed and the Building and the Additional Buildings and all tenant improvements in the Building and the Additional Buildings were fully assessed for real estate tax purposes. When calculating Tax Expenses for the Base Year, Tax Expenses shall exclude any category of real property taxes imposed during the Base Year that is not imposed in a subsequent Expense Year.

4.2.4.1Tax Expenses shall include, without limitation:

(i)any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(ii)any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross receipts with respect to the receipt of such Rent, and/or any tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iii)any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(iv)any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.4.2Notwithstanding anything to the contrary contained in this Section 4.2.4, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items paid by Tenant under Section 4.4 below, and (iii) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due or to file any income tax or informational returns when due.

4.2.4.3Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Operating Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.4.3 is not intended to in any way affect (A) the inclusion in Tax Expenses of any annual increases in Tax Expenses pursuant to applicable laws, or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13.

4.2.5"Tenant's Share" shall mean the percentage set forth in Section 9.2 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building. Landlord shall have the right from time to time to redetermine the rentable square feet of the Premises and/or the Building, and Tenant's Share shall be appropriately adjusted to reflect any such determination; provided, however, the rentable square feet of the Premises shall only be subject to re-measurement in the event of a physical increase or decrease in the size of the Premises. If Tenant's Share is adjusted pursuant to the foregoing, then, as to the Expense Year in which such adjustment occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

4.3Calculation and Payment of Additional Rent.

4.3.1Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant's Share of Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below) for such Expense Year exceeds Tenant's Share of the Operating Expenses allocated to the Building for the Base Year, and/or (ii) Tenant's Share of Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below) for such Expense Year exceeds Tenant's Share of the Tax Expenses allocated to the Building for the Base Year then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to such excess (the "Excess").

4.3.2Statement of Actual Expenses and Payment by Tenant. Within one hundred twenty (120) days after the end of each Expense Year, Landlord shall use commercially reasonable efforts to give Tenant a statement (the "Statement"), which shall state the Operating Expenses and Tax Expenses that were incurred or accrued for such preceding Expense Year and allocated to the Building (pursuant to Section 4.3.4 below), and which shall indicate the amount, if any, of any Excess. Within thirty (30) days after Tenant's receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess (as defined in and pursuant to Section 4.3.3, below). If any Statement reflects that the amount of Estimated Excess paid by Tenant to Landlord for such Expense Year is greater than the actual amount of the Excess for such Expense Year, then Landlord shall, at Landlord's option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statements is delivered to Tenant, or (ii) credit such overpayment toward the Additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4; provided, however, Landlord's failure to provide Tenant with a Statement for a particular Expense Year within eighteen (18) months after the end of the Expense Year in question shall constitute a waiver of Landlord's right to collect any additional Operating Expenses and Tax Expenses payable for such Expense Year that would be disclosed by such Statement. Notwithstanding the foregoing, such limitation on Landlord's ability to collect any Operating Expenses and Tax Expenses as a result of any late delivery of such Statement shall not preclude Landlord from modifying any Statement once such Statement is timely delivered, as provided hereinabove, to reflect any additional expenses levied by any governmental authority or by any public utility companies (including, without limitation, as a result of any new or supplemental tax bills issued by the applicable taxing authority). Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant's payment to Landlord of Estimated Excess for such Expense Year was greater than or less than the actual amount of Excess for such last Expense Year, then within thirty (30) days after Landlord's delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3Statement of Estimated Expenses. Prior to each Expense Year, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Operating Expenses and Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below) for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing (i) Tenant's Share of Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below) for such then-current Expense Year, which shall be based upon the Estimate, to Tenant's Share of Operating Expenses allocated to the Building for the Base Year, and (ii) Tenant's Share of Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below) for such then-current Expense Year, which shall be based upon the Estimate, to Tenant's Share of Tax Expenses allocated to the Building for the Base Year, which Estimate Statement may be revised and reissued by Landlord from time to time; provided, however, to the extent Landlord fails to deliver an Estimate Statement for such then-current Expense Year, Tenant shall pay the Estimated Excess for such then-current Expense Year in accordance with the previous Estimate Statement (if any) given by Landlord for the previous Expense Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement (or a revision thereof) an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such Estimate Statement, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4Allocation of Operating Expenses and Tax Expenses to Building. The parties acknowledge that the Building is part of a multi-building project, and that the costs and expenses incurred in connection with the Project (i.e., the Operating Expenses and Tax Expenses) are determined annually for the Project as a whole but then allocated by Landlord among (i) the tenants of the Building, (ii) the tenants of the Additional Buildings, and (iii) if and when other buildings are constructed on the Project and are in operation, the tenants of such other buildings, for purposes of determining such tenants' shares of Operating Expenses and Tax Expenses. In making such allocation of Operating Expenses and Tax Expenses for purposes of determining Tenant's Share of Operating Expenses and Tax Expenses, Operating Expenses and Tax Expenses shall be allocated as follows: the portion of Operating Expenses and Tax Expenses allocated to the tenants of the Building shall consist of (A) all Operating Expenses and Tax Expenses attributable solely to the Building, and (B) an equitable portion (as determined by Landlord in accordance with standard real estate accounting principles consistently applied) of the Operating Expenses and Tax Expenses attributable to the Project as a whole and not attributable solely to the Building, the Additional Buildings or to any other buildings of the Project.

4.4Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, as Additional Rent, within thirty (30) days after demand, for all taxes and assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or

4.4.3said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate equal to the lesser of (i) twelve percent (12%) per annum, and (ii) the highest rate permitted by applicable law (the “Interest Rate”).

4.6Audit Right. If Tenant disputes the amount of the Operating Expenses and/or Tax Expenses set forth in the Statement for any particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, then Tenant shall have the right, at Tenant's cost, upon thirty (30) days' prior written notice to Landlord, to have Tenant's authorized employees inspect, at Landlord's offices during normal business hours, Landlord's books, records and supporting documents concerning the Operating Expenses and Tax Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant (as defined and described hereinbelow), or object to or otherwise dispute the amount of the Operating Expenses and Tax Expenses set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within twelve (12) months immediately following Landlord's delivery of the particular Statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described hereinbelow. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Project. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses and Tax Expenses set forth in the Statement, then Tenant shall have the right, within the Review Period, to cause a nationally recognized independent certified public accountant (which is not paid on a commission or contingency basis and which has not been engaged by Tenant within the preceding five (5) year period) mutually approved by Landlord and Tenant, which approval shall not be unreasonably withheld or delayed (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses and Tax Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the "Big 4" accounting firms or another nationally recognized accounting firm (which is not paid on a commission or contingency basis and which has not been engaged by Tenant within the preceding five (5) year period), as selected by Tenant. If such audit reveals that Landlord has over- charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement that was the subject of such audit overstated Operating Expenses and Tax Expenses by ten percent (10%) or more of the actual Operating Expenses and Tax Expenses verified by such audit, in which case Landlord shall reimburse Tenant for the reasonable cost of such audit (but not in excess of the amount of the Operating Expenses and Tax Expenses so overstated). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Operating Expenses and Tax Expenses shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute commercially reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES

5.1Use. Tenant shall use the Premises solely for general, executive and administrative non- medical office purposes consistent with the character of the Project as a first-class office building project, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall, at its sole cost and expense, obtain all governmental licenses and permits required to allow Tenant to conduct Tenant's permitted use. The population density within the Premises as a whole shall at no time exceed one person for each 250 rentable square feet in the Premises. Tenant shall not use, or permit any of Tenant's employees, agents, representatives, contractors, invitees or licensees to use, the Premises or any part thereof for any use or purpose: (i) contrary to the Rules and Regulations; or (ii) in violation of any applicable laws, including, without limitation, those with respect to Hazardous Materials; or (iii) which would adversely affect or render more expensive (unless Tenant directly pays to Landlord the additional premium therefor) any fire or other insurance maintained by Landlord for the Project or any of its contents; or (iv) which would impair or interfere with any of the Building systems and equipment or the janitorial, security and building maintenance services; or (v) which would impair or materially and adversely interfere with the structural portions of the Building including, without limitation, the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, Parking Facilities, stairwells, elevator cabs, plazas, washrooms, mechanical, electrical and telephone closets. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground leases, now or hereafter affecting the Project and shall not at any time use or occupy or allow any person to use or occupy the Premises or the Project or do or permit anything to be done or kept in the Premises or the Project in any manner which: (A) violates any certificate of occupancy in force for the Premises, the Building or the Project; (B) causes or is likely to cause damage to the Premises or the Project or any equipment, facilities or other systems therein; (C) results in repeated demonstrations, bomb threats or other events which require evacuation of the Building or Project or otherwise disrupt the use, occupancy or quiet enjoyment of the Building or Project by other tenants and occupants; or (D) interferes with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof of the Building or elsewhere in the Building or Project. Landlord shall not be responsible to Tenant for the nonperformance of any of Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

5.2Hazardous Materials.

5.2.1General. Tenant shall not use or allow another person or entity to use any part of the Premises and Tenant shall not use any part of the Building or Project for the storage, use, treatment, manufacture or sale of Hazardous Materials. Landlord acknowledges, however, that Tenant will maintain and use ordinary office products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the presence and use of reasonable amounts of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2. Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Material. Tenant shall promptly commence and diligently complete all actions, at its sole cost and expense, as are necessary to return the Premises, the Building and the Project to the condition existing prior to the introduction, use or release of any Hazardous Materials by Tenant or the contractors, agents, employees, licensees or invitees of Tenant, provided, however, (i) Landlord's approval of such actions shall first be obtained, and (ii) any investigation or remediation by or on Tenant's behalf taken on or about the Premises or Project shall be conducted only by a consultant approved in writing by Landlord and pursuant to a work letter, approved in writing by Landlord. Tenant shall not excavate, disturb or conduct any testing of any soils or groundwater on or about the Premises or Project without obtaining Landlord's prior written consent. If Tenant shall fail to comply with the provisions of this Section 5.2.1 within five (5) days after written notice by Landlord, or such shorter period of time as shall be required by applicable laws or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable laws). In addition, Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties (as defined below) from and against any and all Claims (as defined below) incurred in connection with or arising from violation of this Section 5.2 by Tenant, or any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant.

5.2.2Acknowledgement of Notice Regarding Hazardous Materials Release. Tenant acknowledges that, prior to entering into this Lease, Landlord notified Tenant pursuant to Health and Safety Code Section 25359.7 that hazardous substances had come to be located beneath the Project.

5.2.3Definitions; Survival. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "hazardous material" under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum or petroleum-based chemicals or substances, (iii) asbestos, (iv) PCB, and (v) urea formaldehyde. The provisions of this Section 5.2 shall survive the expiration or sooner termination of this Lease with respect to any Claims in violation of this Section 5.2 occurring prior to such expiration or termination.

5.3Asbestos. Tenant acknowledges that Landlord has advised Tenant that the Building contains or, because of its age, is likely to contain, asbestos. Reports indicate that such asbestos is present in various locations throughout the Building. Upon request by Tenant, Landlord shall make available for review by Tenant at the Project during normal business hours (without warranty) copies of any current asbestos management plans, inspection reports, test results or other similar documents in Landlord’s possession relating to the presence of asbestos at the Building. To the extent such reports or documents indicate the presence of asbestos at the Building, this Section 5.3 shall constitute notice to Tenant as required by the California Health & Safety Code. In connection with performing any work that may disturb asbestos at the Building, Tenant shall comply, at its cost, with any applicable laws and asbestos management plans relating to the Building. Tenant shall also comply with all applicable laws, rules and regulations requiring disclosure to employees and/or invitees of the presence of asbestos or other Hazardous Materials at or around the Premises, the Building or the Project. Landlord has no special knowledge of the general procedures or handling restrictions to minimize or prevent the disturbance, release or exposure to asbestos or of the potential health risks that may result from any exposure to asbestos. Tenant is encouraged to contact local or state public health agencies for further information.

ARTICLE 6

SERVICES AND UTILITIES

6.1Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, from Monday through Friday during the period from 7:00 a.m. to 6:00 p.m. (collectively, the "Building Hours"), except for the date of observation of New Year's Day, Martin Luther King Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other nationally and/or locally recognized holidays as designated by Landlord (collectively, the "Holidays"). Notwithstanding the foregoing, if during the Lease Term Landlord permits Tenant to install one (1) or more independent HVAC units (collectively, the "HVAC Units") in the Premises pursuant to Article 8 below for Tenant's exclusive use within the Premises, then the electrical usage for the HVAC Units shall be separately metered, at Tenant's sole cost and expense, and Tenant shall, within thirty (30) days after Tenant's receipt of invoice therefor from Landlord, pay to Landlord or reimburse Landlord for the actual electrical costs charged by the entity providing electricity to the HVAC Units. Tenant shall be responsible for repair and maintenance of the HVAC Units at Tenant's expense and, accordingly, Tenant shall, throughout the Lease Term, maintain a service and/or maintenance contract for the HVAC Units, with a service provider reasonably approved by Landlord, which service provider shall perform all maintenance and repair on the HVAC Units. Tenant shall provide to Landlord a copy of periodic service reports for the HVAC Units, as such reports are received by Tenant.

6.1.2Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord. As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.4Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises.

6.1.5Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and have one elevator available at all other times, including on the Holidays.

6.1.6	Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

6.2Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the need for water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 above. If Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 above, or if Tenant's consumption of electricity shall exceed an average of three (3) watts per usable square foot of the Premises, connected load, calculated on a monthly basis during the Building Hours set forth in Section 6.1.1 above, then Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use HVAC from other than the HVAC Units (if applicable) during hours other than the Building Hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such after- hours HVAC to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish, and (iii) Tenant shall pay such cost to Landlord within ten (10) days after billing as Additional Rent hereunder.

6.3Interruption of Use. Except as provided in Section 6.6 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or Casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent (except as provided in Section 6.6 below) or performing any of its obligations under this Lease. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building and Project. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline and Tenant’s obligations hereunder shall not be affected by any such action of Landlord. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in this Lease. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by law.

6.4Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord, within ten (10) days after billing, and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services plus a ten percent (10%) administration fee.

6.5Access to Building and Parking Facilities. Subject to the other provisions of this Lease (including, without limitation, the Rules and Regulations and any modifications thereof adopted by Landlord from time to time), Tenant shall be granted access to the Building, the Premises, and the Parking Facilities twenty-four (24) hours per day, seven (7) days per week, every day of the year.

6.6Abatement Event. If (i) Landlord fails to provide services required of Landlord under Sections 6.1 and/or 6.5 above, and (ii) such failure causes all or a material portion of the Premises to be untenantable by Tenant and Tenant actually ceases to use all or a material portion of the Premises, (iii) such failure is not the result of a Force Majeure event and is reasonably within Landlord's ability to cure, and (iv) such failure is not the result of the acts and/or omissions of Tenant and/or its agents, contractors, employees, licensees or invitees, then in order to be entitled to receive the benefits of this Section 6.6, Tenant must give Landlord notice (the "Initial Notice"), specifying such failure to perform by Landlord (the "Abatement Event"). If Landlord has not commenced to cure such Abatement Event within three (3) business days after the receipt of the Initial Notice and is not otherwise excused from such performance by this Lease, then prior to any abatement, Tenant must deliver an additional written notice to Landlord (the "Additional Notice"), specifying such Abatement Event and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not commence to cure such Abatement Event within three (3) business days of receipt of the Additional Notice and thereafter diligently pursue the cure to completion, Tenant may, upon written notice to Landlord, immediately abate Base Rent and Tenant's Share of Operating Expenses and Tax Expenses payable under this Lease for that portion of the Premises rendered untenantable and not actually used by Tenant, for the period beginning on the date that is three (3) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. If Tenant fails to immediately provide the Additional Notice and commence applying any abatement of Base Rent and Tenant's Share of Operating Expenses and Tax Expenses payable under this Lease for that portion of the Premises rendered untenantable and not actually used by Tenant, then Tenant's right to abate Base Rent and Tenant's Share of Operating Expenses and Tax Expenses shall be of no further force or effect with respect to the applicable Abatement Event. Except as provided in this Section 6.6, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

7.1Tenant's Repairs. Subject to Landlord's repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, if Tenant fails to make such repairs within thirty (30) days after written notice thereof from Landlord, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including an administrative fee equal to four percent (4%) of the cost thereof forthwith upon being billed for same.

7.2Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord shall repair and maintain the structural portions of the Building and the basic plumbing, mechanical, HVAC, life-safety and electrical systems serving the Building and not located in the Premises; provided, however, (but subject to the mutual waiver of subrogation below) to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licensees or invitees, Tenant shall pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable to Tenant for any failure to make any such repairs, or to perform any maintenance hereunder. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of or failure to make any repairs, alterations or improvements in or to any portion of the Premises or Project or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which (i) may affect the structural components of the Building, or the Building's mechanical, electrical, HVAC, or life safety systems, or (ii) are visible from or affect any area located outside the Premises. Tenant shall pay for all overhead, general conditions, fees and other costs of the Alterations, and shall pay to Landlord a Landlord supervision fee of four percent (4%) of the cost of the Alterations.

8.2Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building and/or the Building's systems and equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in compliance with all applicable laws (including, without limitation, California Energy Code, Title 24) and pursuant to a valid building permit, issued by the city or municipality governing the Building, and in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or the common areas, and as not to obstruct the business of Landlord or other tenants in the Project, or interfere with the labor force working at the Building or Project. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a timely Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with the terms of Section 8182 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

8.3Landlord's Property. All Alterations, improvements and fixtures which may be installed or placed in or about the Premises shall be at the sole cost of Tenant and shall be and become the property of Landlord. Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end of the Lease Term, require Tenant at Tenant's expense to remove any improvements or Alterations from the Premises and repair any damage to the Premises and Building caused by such removal if Landlord's consent to such improvement or Alteration was not obtained. With respect to any improvement or Alteration made or caused to be made by Tenant with Landlord's consent, Tenant shall have no obligation to remove such improvement or Alteration unless at the time Landlord approved the final working drawings for any such improvement or Alteration, Landlord, by written notice to Tenant, identified those improvements or Alterations which Landlord would require Tenant to remove at the expiration or earlier termination of this Lease, in which event Tenant, at Tenant's sole cost and expense, shall remove such identified improvements or Alterations on or before the expiration of the Lease Term and repair any damage resulting from such removal. If Tenant fails to complete such removal and/or repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project or any portion thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If such lien is not released and removed within five (5) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INSURANCE

10.1Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons in, on or about the Premises from any cause whatsoever (including Casualty), and agrees that Landlord, its members, partners, submembers and subpartners, and their respective officers, directors, shareholders, agents, property managers, employees and independent contractors, Kennedy-Wilson Properties Ltd. and Landlord's mortgagees (collectively, the "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage or injury either to person or property or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense, claims and liability, including without limitation court costs, reasonable attorneys' fees, laboratory testing fees, personal injury claims, clean-up costs and environmental consultants' fees (collectively "Claims") incurred in connection with or arising from any cause in, on or about the Premises, and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person in, on or about the Project, provided, however, that the terms of the foregoing indemnity shall not apply to: (i) any Claims to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties and not insured (or required to be insured) by Tenant under this Lease; or (ii) any loss of or damage to Landlord's property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

10.2Tenant's Compliance with Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts at all times following the date (the "Insurance Start Date") which is the earlier of (i) Tenant's entry into the Premises to perform any work therein, or (ii) the Possession Date, and continuing thereafter throughout the Lease Term:

10.3.1Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above (and with owned and non-owned automobile liability coverage, and liquor liability coverage if alcoholic beverages are served on the Premises), for limits of liability not less than: (i) Bodily Injury and Property Damage Liability – $3,000,000 each occurrence and $3,000,000 annual aggregate, and (ii) Personal Injury Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate. Such insurance may be obtained through a combination of primary and/or umbrella/excess liability insurance.

10.3.2Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) all tenant improvements, Alterations and other improvements and additions in and to the Premises, including any improvements, alterations or additions installed above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all-risks" physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3At all times during the Lease Term, Tenant shall procure and maintain Workers’ Compensation Insurance in accordance with the laws of the State of California, and Employer’s Liability insurance with a limit not less than One Million Dollars ($1,000,000) Bodily Injury Each Accident; One Million Dollars ($1,000,000) Bodily Injury By Disease - Each Person; and One Million Dollars ($1,000,000) Bodily Injury to Disease - Policy Limit.

10.3.4Business interruption, loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

10.3.5Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as loss payees or additional insureds, as their respective interests may appear (for the insurance to be provided under Sections 10.3.1 and 10.3.2(ii) above, only); (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; (vi) contain a cross- liability endorsement or severability of interest clause reasonably acceptable to Landlord; and (vii) except with respect to property damage insurance (which shall be governed by the provisions of Section 10.4 below), contain a waiver of subrogation in favor of Landlord and any other parties designated by Landlord from time to time as additional insured pursuant to clause (i) hereinabove. Tenant shall deliver such policies or certificates thereof to Landlord on or before the Insurance Start Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1 below, procure such policies for the account of Tenant, and the cost thereof shall be paid by Tenant to Landlord as Additional Rent within ten (10) days after delivery of bills therefor. At Tenant's option, Tenant may provide the coverages required under this Article 10 through blanket policies of insurance covering Tenant's other properties so long as the coverage required under this Lease with respect to the Premises and Project is not reduced or impaired as a result thereof (including as a result of any claims made or aggregate limits with respect to such other properties).

10.4Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under property damage insurance policies carried by the waiving party under this Lease (or would have been covered had the waiving party maintained such insurance as so required under this Lease). If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

10.5Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided, however, that in no event shall (i) Tenant receive notice of an increased amount or new type of insurance more than once during the Lease Term, and (ii) such increased coverage be in excess of that required by landlords of Comparable Buildings (as defined in the Extension Option Rider attached to this Lease).

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty ("Casualty") or any condition existing in the Premises as a result of a Casualty that would give rise to the terms of this Article 11. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by Casualty or be subject to a condition existing as a result of a Casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas to substantially the same condition as existed immediately prior to the Casualty, except for modifications required by applicable laws and/or by the holder of a mortgage on the Project (or any portion thereof), or any other modifications to the common areas deemed desirable by Landlord provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3.2(ii) above, and Landlord shall repair any damage to the tenant improvements and Alterations installed in the Premises and shall return such tenant improvements and Alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant's insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord's commencement of such improvement work, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent, and Tenant's Share of Operating Expenses and Tax Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof. Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (i) the closure of the Project, the Building, the common areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease; (ii) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Project, the Building, or the common areas is degraded as a direct result of such occurrence; and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2Landlord's Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by Casualty or be subject to a condition existing as a result of such Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed in accordance with applicable laws within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project or ground lessor with respect to the Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage or condition arising as a result of such damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises, the Building or any portion of the Project is destroyed or damaged to any substantial extent during the last two (2) years of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage (subject to any abatement as provided in Section 11.1 above), and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of this Lease.

11.3Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Project.

ARTICLE 12

CONDEMNATION

If ten percent (10%) or more of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice to Tenant, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired as a result of any taking of all or any portion of the Project, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice to Landlord, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Project, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Operating Expenses and Tax Expenses shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant's business or the Building or Project to close during the Lease Term; and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1Transfers. Except as otherwise provided in Section 14.7 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the Transfer Premium (as defined below), in connection with such Transfer, the name and address of the proposed Transferee, and a copy of the proposed Transfer document effecting the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Except as otherwise provided in Section 14.7 below, any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under Section 19.1.2 below. Except as otherwise provided in Section 14.7 below, whether or not Landlord consents to any proposed Transfer, within thirty (30) days after written request by Landlord, as Additional Rent hereunder, Tenant shall pay to Landlord (A) One Thousand Dollars ($1,000.00) for Landlord's review and processing fees, and (B) any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer, which legal fees shall not exceed the amount of One Thousand Dollars ($1,000.00) per each proposed Transfer.

14.2Landlord's Consent. Subject to Landlord's rights in Section 14.4 below, Landlord shall not unreasonably withhold its consent to any proposed Transfer on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

(i)the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Project;

(ii)the Transferee's intended use of the Subject Space is not permitted under this Lease;

(iii)the Transferee is a governmental entity or agency, unless, and only to the extent, Landlord has leased space in the Building to, or approved subleases in the Building with, comparable (in terms of use, security issues, express or implied power of eminent domain, reputation, character and size of space in the Building) governmental entities or agencies;

(iv)with respect to an assignment of this Lease or the Premises, the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

(v)the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease; or

(vi)either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (A) occupies space in the Project at the time of the request for consent and space of comparable size to the Subject Space is available for lease in the Project on a direct basis from Landlord, (B) is negotiating with Landlord to lease space in the Project at such time and space of comparable size to the Subject Space is available for lease in the Project on a direct basis from Landlord, or (C) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord's consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (1) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (2) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

14.3Transfer Premium. Except as otherwise provided in Section 14.7 below, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the Transfer Premium received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration (excluding any consideration for business assets) payable by such Transferee in connection with the Transfer which is in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any actual out-of-pocket brokerage commissions and attorneys’ fees paid in connection with the Transfer. Notwithstanding the foregoing to the contrary, consideration for business assets shall not be excluded from the calculation of the Transfer Premium to the extent (A) their exclusion (1) is a subterfuge to avoid Tenant's obligations under this Section 14.3, and/or (2) such business assets were received by Tenant from such Transferee in lieu of any rent, additional rent or other consideration that would have been received by Tenant from such Transferee under this Section 14.3, and/or (B) Landlord determines, in its business judgment, that such consideration was for the leasehold value and not for general business assets. Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, but subject to the provisions of Section 14.7 below, if Tenant contemplates a Transfer to anyone other than an Affiliate pursuant to and in accordance with Section 14.7 below, then Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "Contemplated Transfer Space"), the contemplated date of commencement of the contemplated Transfer (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to the terms of this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, in connection with such contemplated Transfer and all subsequent transfers, by giving written notice to Tenant ("Landlord's Recapture Notice") within fifteen (15) days after receipt of the Intention to Transfer Notice, to recapture the Contemplated Transfer Space for a period to commence on the Contemplated Effective Date and to continue until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice (the "Recapture Term"), and during the Recapture Term, this Lease shall terminate with respect to the Contemplated Transfer Space; provided, however, if Tenant notifies Landlord within ten (10) days after Landlord's receipt of Landlord's Recapture Notice that Tenant revokes Tenant's Intention to Transfer Notice, then such recapture and termination by Landlord in Landlord's Recapture Notice shall be ineffective, but Tenant shall not be entitled to proceed with the contemplated Transfer which was the subject of Tenant's original Intention to Transfer Notice, and Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Section 14.4. In the event of a recapture by Landlord, if this Lease shall be terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Contemplated Transfer Space under this Section 14.4 within such fifteen (15) day period, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Contemplated Transfer Space to the proposed Transferee, and Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer thereof consummated during the six (6) month period of time (the "Six Month Period") which commences on the expiration of such fifteen (15) day period; provided, however, that any such Transfer shall be subject to all of the other terms of this Article 14. If such a Transfer is not so consummated within the Six Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Section 14.4.

14.5Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

14.6Additional Transfers. Except as otherwise provided in Section 14.7 below, for purposes of this Lease, the term "Transfer" shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, or (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7Permitted Transfers to Affiliates. Notwithstanding the foregoing provisions of this Article 14 to the contrary, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets and/or stock of Tenant, or (iv) a successor to Tenant or any of the foregoing entities by purchase, merger, consolidation or reorganization (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates") shall not be deemed a Transfer under this Article 14, and thus shall not be subject to the requirement of obtaining Landlord's consent thereto in Section 14.2 above, or Landlord's right to receive any Transfer Premium pursuant to Section 14.3 above or any fees described in the last sentence of Section 14.1 above, provided that:

14.7.1any such Affiliate was not formed, and such transaction was not entered into, as a subterfuge to (i) avoid the obligations of this Article 14, or (ii) adversely affect the ability of Tenant to satisfy its obligations under this Lease;

14.7.2Tenant gives Landlord at least five (5) business days' prior notice of any such assignment or sublease to an Affiliate, provided that if Tenant is prohibited from providing such prior notice by applicable laws or any applicable confidentiality agreement, then Tenant shall provide notice to Landlord as soon as reasonably practicable after the effective date of such assignment or sublease;

14.7.3the successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth and liquidity, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease;

14.7.4any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the Subject Space which is the subject of such Transfer (other than the amount of Base Rent and Tenant's Share of Operating Expenses and Tax Expenses payable by Tenant with respect to a sublease); and

14.7.5Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

"Control", as used in this Section 14.7, shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE 15

SURRENDER OF PREMISES; REMOVAL OF PERSONAL PROPERTY

15.1Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2Removal of Tenant Property by Tenant. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements or Alterations installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term as long as (i) Tenant is not in default under this Lease with any applicable cure period having expired, and (ii) Tenant repairs, at its expense, all damage resulting from such removal. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all Lines (as defined below) installed or caused to be installed by Tenant (including any Lines installed by or for Tenant above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, or any Mortgagee (as defined below), Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's Mortgagee or Landlord's prospective mortgagees or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. If Tenant fails to execute and deliver such estoppel certificate (or other instruments) within ten (10) business days, it shall be deemed conclusively to have acknowledged the accuracy of the matter set forth in Landlord's estoppel certificate (or such other instruments). At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year; provided, however, that Tenant shall not be required to provide such financial statements to the extent the same are otherwise publicly available to Landlord. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION AND ATTORNMENT

18.1Subordination. This Lease is and shall be subject and subordinate to each ground lease of the Project and to the lien of each mortgage or trust deed of trust now or hereafter in force against the Project (herein, a "Mortgage"), and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of each such Mortgage, unless the holder of any such Mortgage (each, a "Mortgagee"), or the lessors under any such ground lease requires in writing that this Lease be superior thereto. Such subordination shall be effective automatically and without the need for further documentation, but, if requested by the Landlord and/or the Mortgagee of any such Mortgage or the lessor under any such ground lease, Tenant shall, within ten (10) business days after Tenant's receipt of such request, execute such further instruments or assurances as such Mortgagee or ground lessor shall reasonably require. If a Mortgagee of a Mortgage made prior to the execution of this Lease shall request that this Lease have priority over such Mortgage, this Lease shall have priority over such Mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and the interest thereon, and Tenant shall, within ten (10) days after Tenant's receipt of same, execute, acknowledge and deliver to such Mortgagee any and all documents and instruments required by such mortgagee to confirm the priority of this Lease. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2Attornment. In the event of (i) the termination of any ground lease of the Project or (ii) the purchase of the Premises or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events Tenant shall, at the request of such transferee or purchaser of Landlord’s interest, attorn to and recognize the transferee or purchaser of Landlord’s interest or ground lease, as the case may be, as “Landlord” under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct Lease between such party, as “Landlord”, and Tenant, as “Tenant”, subject, however, to the provisions of Section 18.3 below. Tenant shall send to each Mortgagee (after notification of the identity of such Mortgagee and the mailing address thereof) copies of all notices that Tenant sends to Landlord pursuant to this Lease; such notices to such Mortgagee shall be sent concurrently with the sending of the notices to Landlord and in the same manner as notices are required to be sent pursuant to Section 24.14 below. Tenant will accept performance of any provision of this Lease by such Mortgagee as performance by, and with the same force and effect as though performed by, Landlord. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (A) Tenant gives notice of such act or omission to Landlord and to each such Mortgagee, and (B) a reasonable period of time for remedying such act or omission elapses following the time when such Mortgagee becomes entitled under such Mortgage to remedy same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy and which reasonable period shall take into account such time as shall be required to institute and complete any foreclosure proceedings).

18.3Lender Protections. Notwithstanding anything to the contrary in this Lease, any party that becomes owner of the Building and/or Project ("Successor Landlord") as a result of (i) foreclosure under any Mortgage, (ii) any other exercise by Mortgagee of rights and remedies (whether under any Mortgage or under applicable law, including bankruptcy law) as holder of a Mortgage, or (iii) delivery by Landlord to a Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord's interest in the Building and/or Project in lieu of any of the foregoing, shall not be liable for or bound by any of the following matters:

(A)any right of Tenant to any offset, defense, claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of rent or performance of Tenant's other obligations under this Lease, arising (whether under this Lease or under applicable law) from Landlord's breach or default under this Lease ("Offset Right") that Tenant may have against Landlord or any other party that was landlord under this Lease at any time before the occurrence of any attornment by Tenant to the Successor Landlord (each, a "Former Landlord") relating to any event or occurrence before the date of such attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of such attornment. The foregoing shall not, however, limit either (1) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of such attornment, or (2) Successor Landlord’s obligation to correct any conditions that existed as of the date of such attornment and violate Successor Landlord’s obligations as successor landlord under this Lease;

(B)any obligation with respect to any security deposited with Former Landlord, unless such security was actually delivered to Successor Landlord;

(C)to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon;

(D)to reconstruct or repair improvements to the Premises, the Building and/or the Project following a Casualty or condemnation;

(E)any offset, defense, claim, counterclaim, reduction, deduction, or abatement arising from representations and warranties by or related to Former Landlord;

(F)any modification or amendment of this Lease, or any waiver of the terms of this Lease, made without Mortgagee’s written consent;

(G)any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease;

(H)any payment of rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such rent was first due and payable under this Lease with respect to any period after the date of such attornment other than, and only to the extent that, this Lease expressly required such a prepayment; and

(I)to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise.

ARTICLE 19

DEFAULTS; REMEDIES

19.1Defaults. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) business days after receipt of written notice of delinquency therefor;

19.1.2The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease, or any breach by Tenant of any representations and warranties set forth in this Lease, where, in each instance, such failure continues for more than five (5) days after notice from Landlord;

19.1.3The making by Tenant of any Transfer, except as expressly permitted in Article 14 above;

19.1.4If: (i) Tenant, or any guarantor of Tenant's obligations under this Lease ("Guarantor") admits in writing that it cannot meet its obligations as they become due; (ii) Tenant, or any Guarantor is declared insolvent according to any law; (iii) assignment of Tenant's or Guarantor's property is made for the benefit of creditors; (iv) a receiver or trustee is appointed for Tenant or Guarantor or its property; (v) the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; (vi) any petition is filed by or against Tenant or Guarantor to declare Tenant and/or Guarantor bankrupt or to delay, reduce or modify Tenant's and/or Guarantor's debts or obligations; or (vii) any petition is filed or other action taken to reorganize or modify Tenant's or Guarantor's capital structure, if Tenant or Guarantor is a corporation or other entity; any such levy, execution, legal process or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing; or

19.1.5Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law, and may be served on Tenant in the manner allowed for service of notices under this Lease; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible.

19.2Remedies Upon Default. Upon the occurrence of such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus

(v)at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.2.3 above, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant,

Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, following any such default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

19.7Landlord's Default. If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity (but Tenant shall not be entitled to recover any lost profits, loss of business or other consequential damages and in any event, Landlord's liability or obligations with respect to any such remedy shall be limited as provided in Section 24.10); provided, however, in recognition that Landlord must receive timely payments of Rent and operate the Project, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent (except as otherwise expressly provided in this Lease).

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10 of the Summary. The Security

Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within sixty (60) days following the expiration of the Lease Term. Landlord shall not be required to keep the Security Deposit in a separate account and Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

ARTICLE 21

COMPLIANCE WITH LAW

21.1Compliance with Law. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way violate any law, statute, ordinance or other rule, directive, order, regulation, guideline, or requirement of any governmental entity or governmental agency now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all applicable laws that pertain to Tenant or its use of the Premises (including applicable laws pertaining to Hazardous Materials and applicable laws pertaining to Tenant's use of the Premises, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises, including ceasing or reducing Tenant's business operations in or Tenant's use of, the Premises), subject to Landlord's obligation as set forth hereinbelow to comply with applicable laws with respect to those items of the Building and Project that are Landlord's obligation to repair as set forth in Section 7.2 above. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all applicable laws relating to those items of the Building and Project that are Landlord's obligation to repair as set forth in Section 7.2 above. Notwithstanding the foregoing, to the extent Landlord's compliance obligations (including any obligations to correct violations of construction-related accessibility standards described in Section 21.2 below) in the immediately preceding sentence are triggered by any improvements or Alterations made to the Premises by or on behalf of Tenant, Tenant's particular manner of use of the Premises, and/or Tenant's installation of any trade fixtures, furniture, equipment or personal property in the Premises, Tenant shall reimburse Landlord for the reasonable cost of such compliance within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

21.2CASp. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by applicable laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the Lease Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (4) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) business days after Tenant's receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord's obligation to repair as set forth in Section 7.2 above, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon at least twenty-four (24) hours’ prior notice to Tenant (provided that no such notice shall be required in the event of an emergency or to provide regularly scheduled services) to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground lessors, or, during the last twelve (12) months of the Lease Term (as may be extended), prospective tenants; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial and other services required of Landlord. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's entry into the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

TENANT PARKING

Tenant shall rent throughout the Lease Term the number of unreserved parking spaces set forth in Section 11 of the Summary, located in those portions of the Parking Facilities specified in Section 11 of the Summary. Such parking spaces shall be located in such areas of such Parking Facilities as shall be designated by Landlord from time to time for parking by tenants of the Building and/or Project. All of such parking privileges shall be provided by Landlord, or at the option of Landlord, through a parking operator designated by Landlord (the parking operator so designated by Landlord shall be referred to herein as the "Parking Operator"), and Landlord may delegate its responsibilities under this Article 23 to the Parking Operator in which case the Parking Operator shall have all rights of control attributed by this Article 23 to Landlord. Tenant shall not be obligated to pay any parking charges for the unreserved parking spaces rented by Tenant. Tenant's continued right to use the unreserved parking spaces is conditioned upon Tenant abiding by the Parking Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit B and all modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Facilities by Landlord and/or Landlord's Parking Operator and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with the Parking Rules and Regulations (and all such modifications and additions thereto, as the case may be). In addition, Landlord (or the Parking Operator, if so designated by Landlord) may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord (or the Parking Operator, if so designated by Landlord) determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord (or the Parking Operator, if so designated by Landlord) specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Parking Facilities, and Tenant acknowledges and agrees that Landlord (or the Parking Operator, if so designated by Landlord), from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to any of the Parking Facilities, or temporarily relocate Tenant's parking spaces to other parking facilities within a reasonable distance from the Parking Facilities, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Project. The parking spaces provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.2Tenant's Signs.

24.2.1Identification Signs. Tenant shall be entitled, at Landlord’s cost, to: (i) one (1) identification sign on or near the entry doors of the Premises; and (ii) one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located (collectively, the “Identification Signs”). The Identification Signs shall be installed by a signage contractor designated by Landlord. Landlord shall be responsible for the costs of the initial installation of the Identification Signs and any subsequent changes and modifications thereto shall be at Tenant’s cost and subject to Landlord’s prior written approval. The location, quality, design, style, lighting and size of the Identification Signs shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of the Identification Signs and the repair of all damage to the Building caused by such removal. Except for the Identification Signs and Tenant’s Monument Sign (as defined below), Tenant may not install any signs on the exterior or roof of the Building and/or the Additional Buildings or the common areas of the Building, the Additional Buildings or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.2.2Tenant’s Monument Sign. Subject to the approval of all applicable governmental authorities, and compliance with all applicable laws, Landlord's signage program for the Project and all recorded covenants, conditions and restrictions affecting the Project, and the terms of this Section 24.2.2, Tenant shall have the non-exclusive right to display Tenant's trade name "Sierra Oncology", but no other markings ("Tenant's Monument Sign"), displayed on one (1) strip of that certain existing monument sign located in front of the Building (the "Signage Monument"). The graphics, materials, color, design, lettering, size, specifications, lighting and manner of affixing Tenant’s Monument Sign shall be subject to Landlord's reasonable approval. Tenant shall pay for all costs and expenses related to Tenant’s Monument Sign, including, without limitation, the design, construction, installation, maintenance, insurance, utilities, repair and replacement of Tenant’s Monument Sign. In addition, Tenant shall pay to Landlord, within ten (10) days after demand, from time to time, all other actual out-of-pocket costs attributable to the fabrication, insurance, maintenance and repair of Tenant's Monument Sign on the Signage Monument plus a pro-rata share (determined by Landlord based upon the number of tenant signs on the Signage Monument) of the costs of maintenance, insurance, and repair of the Signage Monument. Landlord shall have the right to relocate, redesign and/or reconstruct the Signage Monument from time to time. Tenant shall install and maintain Tenant’s Monument Sign in compliance with all applicable laws and subject to the applicable provisions of Articles 7 and 8 above. Tenant shall be responsible for maintaining insurance on Tenant’s Monument Sign as part of the insurance required to be carried by Tenant pursuant to Section 10.3.2 above. If Tenant’s Monument Sign requires maintenance, repairs and/or replacement as determined in Landlord's reasonable judgment, Landlord shall have the right to provide written notice thereof to

Tenant and Tenant shall cause such repairs, replacement and/or maintenance to be performed within ten (10) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs, replacement and/or maintenance are reasonably expected to require longer than ten (10) days to perform, Tenant shall commence such repairs, replacement and/or maintenance within such ten (10) day period and shall diligently prosecute such repairs, replacement and maintenance to completion. If Tenant fails to perform such maintenance, repairs and/or replacement within the periods described in the immediately preceding sentence, then Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the costs of such work, including interest at the Interest Rate. Upon the expiration or earlier termination of this Lease (or prior to such expiration or earlier termination, upon Tenant's loss of its rights to Tenant’s Monument Sign pursuant to this Section 24.2.2 hereinbelow) Tenant shall, at Tenant's sole cost and expense, cause Tenant’s Monument Sign to be removed from the Signage Monument, and Tenant shall repair all damage occasioned thereby and restore the affected areas to their original condition prior to the installation of Tenant’s Monument Sign so required to be removed. If Tenant fails to timely remove Tenant’s Monument Sign and repair and restore the affected areas as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of invoice therefor including interest at the Interest Rate. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease. The rights to Tenant’s Monument Sign are personal to the original Tenant executing this Lease (the “Original Tenant”) and may not be transferred by the Original Tenant or used by anyone else. In addition, following the Possession Date, the Original Tenant shall only have such rights to Tenant’s Monument Sign when the Original Tenant is in actual and physical possession of the entire Premises.

24.3Modification of Lease. If any current or prospective mortgagee or ground lessor for the Project requires any modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor, provided that Landlord shall reimburse Tenant for all actual -out-of-pocket legal fees incurred in connection with the same in an amount of up to, but not exceeding $2,500.00. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor, provided that Landlord shall reimburse Tenant for all actual -out-of-pocket legal fees incurred in connection with the same in an amount of up to, but not exceeding $2,500.00.

24.4Transfer of Landlord's Interest. Landlord has the right to transfer all or any portion of its interest in the Project and/or this Lease, and upon any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. Landlord may also assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.5Prohibition Against Recording. Except as provided in Section 24.3 above, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall, at Landlord's election, constitute a non-curable default by Tenant under this Lease, the occurrence of which shall, in addition to Landlord's other rights and remedies, entitle Landlord to terminate this Lease at Landlord's election (pursuant to and in accordance with Section 19.2 above).

24.6Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.7Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.8	Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.9Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.10Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties (including any successor landlord) shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.11Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

24.12Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building and Additional Buildings as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Additional Buildings or the Project.

24.13Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, governmental laws, regulations or restrictions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, orders, declarations or restrictions (including (i) any states of emergency and quarantines imposed by a governmental entity or agency, and (ii) any government imposed shelter-in-place orders, stay at home orders and/or restrictions on travel related thereto that preclude Tenant, or Landlord, their agents, contractors or employees from accessing the Premises, as applicable), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (A) foreseeable or unforeseeable or (B) related to the specifically enumerated events in this Section 24.13 (collectively, the "Force Majeure") shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Any party claiming Force Majeure shall notify the other party in writing of such Force Majeure event, and may not claim more than five (5) days of retroactive days of Force Majeure delay. Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (1) excuse Tenant's obligations to pay Rent and other charges as and when due pursuant to this Lease, (2) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 12 above, (3) excuse Tenant's obligations under Articles 5 and 21 above, (4) extend the time period for Tenant to vacate the Premises following the expiration of the Lease Term, or (5) excuse Tenant's obligations under Section 10.2 to maintain the required insurance. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1511 of the California Civil Code, and hereby agrees that this Section 24.13 is an express provision to the contrary.

24.14Notices. All notices, demands, statements, approvals or communications (collectively, "Notices") given or required to be given by either party to the other pursuant to any provision of this Lease shall be in writing, and shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or Priority Mail Express (with waiver of signature) together with a courtesy electronic copy of the Notice, or by a nationally recognized overnight courier service (e.g., Federal Express), or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice is deemed given (A) on the date which is two (2) business days after it is mailed as provided in this Section 24.14, or (B) upon the date which is one (1) business day after it is sent by nationally recognized overnight courier, or (C) upon the date personal delivery is made to the address of the addressee (even if refused or rejected). If Tenant is notified of the identity and address of Landlord's mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease pursuant to the provisions hereinabove, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

24.15Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.16Authority. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

24.17Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

24.18Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.19Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (collectively, the "Brokers"), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with this Lease pursuant to the terms of a separate written agreement between and/or among Landlord and the Brokers. Each party agrees to indemnify, defend, protect and hold the other party harmless from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent in connection with this Lease other than the Brokers. The terms of this Section 24.19 shall survive the expiration or earlier termination of the Lease Term.

24.20Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.21Project Name and Signage. Landlord shall have the right at any time to designate and/or change the name of the Project, the Building and/or the Additional Buildings, and to install, affix and maintain any and all signs on the exterior and on the interior of the Project, the Building and/or the Additional Buildings, as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Project, the Building and/or the Additional Buildings, or use pictures or illustrations of the Project, the Building and/or the Additional Buildings, in advertising or other publicity, without the prior written consent of Landlord.

24.22Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other Transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

24.23Landlord Renovations. Except as specifically set forth in this Lease: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, the Additional Buildings, Project or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the Additional Buildings or the Project have been made by Landlord to Tenant. At Landlord's option, Landlord may at any time and from time to time, renovate, improve, alter, or modify (collectively, the "Renovations") the Building, the Premises, and/or the Project, including without limitation the Building Parking Facilities, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (A) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (B) installing new floor covering, lighting, and wall coverings in the common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or Project, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building or Project, which work may create noise, dust or leave debris in the Project, (C) renovation of the main entry to the Building and the main Building lobby area, (D) renovation of the elevator, lobbies, elevator doors and frames, and (E) installations, repairs or maintenance of telephone risers. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations.

24.24Confidentiality. Tenant acknowledges that the contents of this Lease (specifically including, but not limited, to the Base Rent abatement provisions and the amount of the Abated Rent set forth in Section 3.2 above) are confidential information. Tenant shall keep such information confidential and shall not disclose such confidential information to any person or entity other than Tenant's legal, accounting, and space planning consultants, respectively, or as otherwise required by law (collectively, the "Authorized Parties"), and shall instruct the Authorized Parties to keep such information confidential. If Tenant discloses any such confidential information to anyone other than the Authorized Parties, then Tenant shall be in default under this Lease without the benefit of any notice and cure period, and, in addition to all of Landlord's other rights and remedies resulting from such default, (i) if such default occurs prior to the end of the Abatement Period, Tenant shall no longer be entitled to receive the Abated Rent not theretofore accrued, and Landlord shall be entitled to recover all of the Abated Rent theretofore provided to Tenant, and (ii) if such default occurs after the end of the Abatement Period, Landlord shall be entitled to recover all of the Abated Rent theretofore provided to Tenant.

24.25Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.26No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.27Jury Trial. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY.

24.28Attorneys' Fees. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment. In addition, Tenant shall reimburse Landlord, upon demand, for all reasonable attorneys’ fees incurred in collecting Rent, resolving any actual default by Tenant, securing indemnification as provided in this Lease or otherwise seeking enforcement against Tenant, its sublessees and assigns, of Tenant’s obligations under this Lease. Should Landlord be made a party to any litigation instituted by Tenant against a party other than Landlord, or by a third party against Tenant, Tenant shall indemnify, hold harmless and defend Landlord from any and all Claims in connection with the litigation.

24.29Building Directory. At Landlord's cost, Landlord shall include Tenant's name and suite number on one (1) line on the Building lobby directory.

24.30Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.31Substitution of Other Premises. Subject to the following provisions of this Section 24.31, Landlord shall have the one-time right to move Tenant to other space in the Building of at least the same size as the Premises (the "Relocation Space") and located on the ground floor of the Building, and all terms hereof shall apply to the Relocation Space with equal force. In such event, Landlord shall give Tenant at least ninety (90) days' prior written notice (the "Relocation Notice") of Landlord's election to so relocate Tenant. Following Landlord's timely and proper delivery of a Relocation Notice to Tenant, Landlord shall move Tenant's effects from the Premises to the Relocation Space at Landlord's expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable, and only after Landlord has delivered the Relocation Space to Tenant with tenant improvements installed therein (including, without limitation, new Identification Signs, as applicable) at Landlord's cost that have been substantially completed and are substantially similar to or better in quality than those tenant improvements existing in the Premises at the time Landlord delivered the Relocation Notice to Tenant, provided that such Relocation Space shall have at least the same number of private offices and conferences rooms existing in the Premises as of the date of Landlord’s delivery of the Relocation Notice. In addition, if Landlord elects to relocate the Premises to a qualified Relocation Space, then Landlord, within thirty (30) days after Landlord's receipt of invoices from Tenant accompanied by contracts, receipts and other back-up documentation reasonably requested by Landlord, shall reimburse Tenant for Tenant's actual, verifiable and reasonable out-of-pocket expenses for (i) moving Tenant's furniture, fixtures, equipment, and supplies from the Premises to the Relocation Space, and (ii) if Tenant's suite number for the Premises shall change, reprinting Tenant's business stationery in the same quality and quantity as Tenant's stationery supply on hand immediately prior to Tenant's receipt of the Relocation Notice. Such relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, the "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as defined in this Lease. Prior to or concurrently with such relocation of the Premises, the parties shall execute an amendment to this Lease confirming such relocation. Such relocation shall take place in accordance with and subject to the following: (A) the physical relocation of the Premises shall be accomplished by Landlord at its expense over a weekend; and (B) if the rentable square feet of the Relocation Space is larger than the rentable square feet of the Premises immediately before the relocation, the Base Rent and Tenant's Share for the Relocation Space shall not increase but shall continue to be based on the rentable square feet of the Premises immediately before the relocation. Notwithstanding the foregoing to the contrary, if Landlord delivers a Relocation Notice to Tenant during the last twelve (12) months of the Lease Term, then Tenant may, within fifteen (15) days after receipt of such Relocation Notice, elect to terminate this Lease by delivering written notice of termination (the “Relocation Termination Notice”) to Landlord specifying the date upon which Tenant desires to terminate this Lease (the "Relocation Termination Date"), which Relocation Termination Date must occur no earlier than fifteen (15) days after the date the Relocation Termination Notice is received by Landlord and no later than ninety (90) days after the date the Relocation Termination Notice is received by Landlord and prior to the Lease Expiration Date; provided, however, if Tenant delivers a Relocation Termination Notice to Landlord, then Landlord may rescind Landlord’s Relocation Notice by delivering written notice of such rescission to Tenant within ten (10) days after Landlord’s receipt of the Relocation Termination Notice, in which case, Landlord’s Relocation Notice shall be deemed null and void and this Lease shall continue in full force and effect.

24.32Electronic Services.

24.32.1Tenant’s Lines. Tenant may, in a manner consistent with the provisions and requirements of this Lease, install, maintain, replace, remove or use any communications or computer or other electronic service wires, cables and related devices (collectively the "Lines") at the Building in or serving the Premises, provided: (i) Tenant shall obtain Landlord’s prior written consent, which consent may be conditioned as required by Landlord; (ii) Tenant shall cooperate with Landlord's riser management vendor(s) and consultant(s), as required by Landlord; (iii) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation; and (iv) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines which are installed in violation of these provisions. Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void.

24.32.2Definition of Electronic Services. As used herein, "Electronic Services Provider" means a business which provides telephone, telegraph, telex, video, other telecommunications or other services which permit Tenant to receive or transmit information by the use of electronics and which require the use of wires, cables, antennas or similar devices in or on the Building and/or Project. The services of Electronic Services Providers are sometimes referred to herein as "Electronic Services".

24.32.3No Right to Specific Services. Landlord shall have no obligation to (i) install any Electronic Services equipment or facilities, (ii) make available to Tenant the services of any particular Electronic Services Provider, (iii) allow any particular Electronic Services Provider access to the Building and/or Project, and/or (iv) continue to grant access to an Electronic Services Provider once such provider has been given access to the Building and/or Project. Landlord may (but shall not have the obligation to): (A) install new Lines at the property; (B) create additional space for Lines at the property; and (C) adopt reasonable and uniform rules and regulations with respect to Lines.

24.32.4Limitation of Landlord’s Responsibility. Tenant acknowledges and agrees that all Electronic Services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's Electronic Services equipment shall be and remain solely in the Premises and the telephone closet(s) on the floor(s) on which the Premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's Electronic Services equipment, including Lines; nor for any Lines or other infrastructure to which Tenant's Electronic Services equipment may be connected. Tenant agrees that, to the extent any Electronic Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its own expense to obtain substitute service. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s agents or employees and not insured or required to be insured by Tenant under this Lease, Landlord shall have no liability for damages arising from, and Landlord does not warrant that Tenant’s use of any Lines will be free from the following (collectively called "Line Problems"): (i) any eavesdropping or wire-tapping by unauthorized parties; (ii) any failure of any Lines to satisfy Tenant’s requirements; or (iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the property. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

24.32.5Necessary Service Interruptions. Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off Electronic Services facilities in the event of emergency or as necessary in connection with maintenance, repairs or construction at the Building and/or Project or installation of Electronic Services equipment for other tenants of the Building and/or Project or on account of violation by the Electronic Services Provider or owner of the Electronic Services equipment of any obligation to Landlord or in the event that Tenant’s use of the Electronic Services infrastructure of the Building and/or Project materially interferes with the Electronic Services of other tenants of the Building and/or Project.

24.32.6Removal of Equipment, Wiring and Other Facilities. Any and all Electronic Services equipment installed in the Premises or elsewhere in the Building and/or Project by or on behalf of Tenant, including Lines, or other facilities for Electronic Services reception or transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as additional rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Lease Term (except that the notice period shall extend to thirty (30) days beyond the date of termination of the Lease if it is terminated by either party due to a default by the other), to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all Electronic Services Lines and related infrastructure, or selected components thereof, whether located in the Premises or elsewhere in the Building and/or Project.

24.32.7New Provider Installations. If Tenant wishes at any time to utilize the services of an Electronic Services Provider whose equipment is not then servicing the Building and/or Project, no such Electronic Services Provider shall be permitted to install its Lines or other equipment within the Building and/or Project without first securing the prior written approval of Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the Electronic Services Provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no current expense or risk or future expense whatsoever with respect to any aspect of the Electronic Services Provider's provision of its Electronic Services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building and/or Project by the Electronic Services Provider, the Electronic Services Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building and Project relating to the proposed activities of the Electronic Services Provider; (iii) the Electronic Services Provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building and/or Project, the tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building and/or Project with respect to proposed alterations as described in Section 8 above; (iv) Landlord reasonably determines that, considering other potential uses for space in the Building and/or Project, there is sufficient space in the Building and/or Project for the placement of all of the provider's equipment, conduit, Lines and other materials; (v) the Electronic Services Provider agrees to abide by Landlord’s requirements, if any, that providers use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the Electronic Services Provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building and/or Project for the storage and maintenance of the Electronic Services Provider's equipment, for the fair market value of an Electronic Services Provider's access to the Building and Project, for the use of common or core space within the Building and/or Project and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord plans prior to the installation of the provider's equipment and detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

24.32.8Limit of Default or Breach. Notwithstanding anything in this Section 24.32 to the contrary, the refusal of Landlord to grant its approval to any prospective Electronic Services Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate this Lease or claim an entitlement to Rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this Section 24.32.8 may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or other Electronic Services Provider shall be deemed a third party beneficiary of this Lease.

24.32.9Installation and Use of Wireless Technologies. Tenant shall not utilize any wireless Electronic Services equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant's premises, within the Building and/or Project or attached to the outside walls or roof of the Building, without Landlord's prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building and Project, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

24.32.10Limitation of Liability For Equipment Interference. If Electronic Services equipment, Lines and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Premises, on the roof, or elsewhere within or on the Building and/or Project causes interference to equipment used by another party, Tenant shall cease using such equipment, Lines and facilities or satellite and antennae equipment until the source of the interference is identified and eliminated and Tenant shall assume all liability related to such interference. Tenant shall cooperate with Landlord and other parties, to eliminate such interference promptly. If Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall, at Landlord's sole discretion, remove such equipment.

24.33Waiver of Claims. As a material inducement to Landlord to enter into this Lease, Tenant hereby releases Landlord from, and hereby waives, any and all losses, costs, damages, expenses, liabilities, claims and causes of action (including, without limitation, attorneys' fees) (collectively, the "Released Claims") arising from or related to Tenant's inability or limitation to conduct operations from the Premises as a result of any "shelter in place" and/or “safer at home” orders, eviction moratoria or similar governmental directives, including, without limitation, any claims for, and/or rights of, termination of this Lease and/or abatement, offset and/or deferral of Rent under this Lease, at law and/or in equity (including without limitation, any claims for frustration of purpose, impossibility and impracticability) related to the inability of Tenant to conduct operations from the Premises whether from any "shelter in place" and/or “safer at home” orders, eviction moratoria or similar governmental directives related thereto or otherwise and/or any economic or other effects on Tenant's business and/or financial wherewithal as a result therefrom. With respect to the Released Claims, Tenant acknowledges that Tenant has either been advised by legal counsel or has made itself familiar with the provisions of California Civil Code section 1542, which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Tenant, being aware of the foregoing code section, hereby expressly waives any rights Tenant may have thereunder, as well as under any other statutes or common-law principles of similar effect, pertaining to the Released Claims.

24.34Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument.

24.35Electronic Signatures. Each of the parties to this Lease (i) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures (including, without limitation, DocuSign) in order to expedite the transaction contemplated by this Lease, (ii) intends to be bound by its respective telecopy or other electronic signature, (iii) is aware that the other will rely on the telecopied or other electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this Lease and the documents affecting the transaction contemplated by this Lease based on the fact that a signature was sent by telecopy or electronic transmission only.

24.36Conference Center; Gym.

24.36.1Conference Center; Gym. Subject to the following terms of this Section 24.36, Tenant and its individual employees shall have the non-exclusive right, throughout the Lease Term, but from 5:00 a.m. to 8:00 p.m., Monday through Friday (excluding holidays) (the "Conference Center/Gym Hours"), only, to use the Building's (i) existing conference center (the "Conference Center") located in the Building for the limited purpose of conducting business meetings, presentations, trainings and/or other functions directly related to Tenant's permitted use under Section 5.1 above, and (ii) existing gym (the “Gym”) located in the Building for fitness related activities; provided, however, that (A) Tenant's employees shall be required to sign Landlord's form of "Release and Acknowledgment" prior to using the Gym, and (B) the use of the Conference Center and the Gym and the Conference Center/Gym Hours are subject to permanent closure, change, restriction and other limitations as determined by Landlord, in Landlord’s sole discretion, for any reason (including, without limitation, for issues relating to the COVID- 19 pandemic, and/or other "shelter in place," "stay at home" and similar governmental directives and/or any other Force Majeure events) or no reason at all.

24.36.2Reservation of Conference Center. Tenant shall reserve the Conference Center by delivering to Landlord no less than seven (7) days' prior written notice, provided that: (i) all reservations shall be on a "first come, first served" basis; and (ii) Landlord may, at Landlord's sole discretion, modify such reservation procedures at any time prior to or during the Lease Term. Tenant will be charged an hourly administrative fee at the Building's then-prevailing rate (each, a "Reservation Fee") for use of the Conference Center, which current prevailing rate is currently $15.00 per hour, plus any applicable cleaning fee. Tenant shall pay the Reservation Fee to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor. Tenant shall be permitted to use the Gym on a “first come, first served basis” without the payment of any additional fee.

24.36.3Use of Conference Center and Gym. Tenant shall not do or permit anything to be done in or about the Conference Center or Gym that would in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building; nor shall Tenant use or allow the Conference Center or Gym to be used for any unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance or offensive sound, smell or light in, on or about the Conference Center or Gym. Additionally, Tenant shall not use or permit the Conference Center or Gym to be used for any parties, social functions, or fundraisers or permit any live music, comedy acts, dancing, stage shows, or any other form of "live entertainment" without Landlord's prior written consent, which may be withheld by Landlord in its sole and absolute discretion.

24.36.4Maintenance. Tenant will be responsible for any damage done to the Conference Center, Gym and the Building arising out of or in any way pertaining to Tenant's use of the Conference Center or Gym, as applicable.

24.36.5Indemnification. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims to the extent arising out of or in any way pertaining to Tenant's use of the Conference Center and Gym, including, without limitation, as a result of any failure of Tenant to maintain the Conference Center and Gym in a safe condition during its occupancy thereof or otherwise. None of Landlord or the Landlord Parties shall be responsible for any loss or theft whatsoever of any property or anything placed by Tenant in the Conference Center or Gym. Tenant, as a material part of the consideration of this Lease, waives all claims or demands against Landlord and the Landlord Parties for any such loss, damage or injury of Tenant or Tenant's property, and agrees to so indemnify and hold Landlord and the Landlord Parties harmless therefrom.

24.36.6Rights Personal. Tenant's rights under this Section 24.36 are personal to the Original Tenant and may only be utilized by the Original Tenant (and may not be exercised or utilized by any other person or entity, including any sublessee or other transferee of the Original Tenant's interest in the Lease or the Premises) when the Original Tenant is in actual and physical possession of the entire Premises.

24.36.7Relocation. Landlord, in its reasonable discretion, may, at any time, relocate the Conference Center and/or Gym to different locations in the Project.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

"Landlord"
KW FUND VI-SAN MATEO, LLC,
a Delaware limited liability company
By:	/s/ Kent Mouton
	Name:	Kent Mouton
	Its:	President
"Tenant"
SIERRA ONCOLOGY, INC.,
a Delaware corporation
By:	/s/ Stephen Dilly
	Name:	Stephen Dilly
	Its:	President & CEO

Since Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease. In addition, a certificate by the secretary of the corporation must be attached to this Lease stating that the signatories are authorized to sign on behalf of the corporation.

EXHIBIT A

FLOOR PLAN OF PREMISES

This Exhibit A is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

EXHIBIT A

EXHIBIT B

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.

1.Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the expiration or earlier termination of the Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

2.All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3.Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturday, Sunday and Holidays (as defined in the Lease) all persons who do not present a pass or card key to the Building approved by Landlord. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building may be required to sign the Building register when so doing. After-hours access by Tenant's authorized employees may be provided by card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen or damaged cards. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access. Tenant and its employees shall not go upon the roof of the Building and/or the Additional Buildings without the written consent of Landlord. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building and/or Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than twenty-four (24) hours' prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

6.Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the HVAC, and any other facilities furnished for the common use of tenants, in such manner as is customary for Comparable Buildings.

7.The requirements of Tenant will be attended to only upon application at the management office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8.Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord or Landlord's agents to prevent same.

EXHIBIT B

9.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10.Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained; provided, however, Landlord's prior consent shall not be required with respect to Tenant's placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

11.Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12.Tenant shall not use any method of HVAC other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13.Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

14.Tenant shall not bring into or keep within the Project or the Premises any animals, birds, bicycles or other vehicles.

15.No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

16.Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17.Landlord reserves the right to exclude or expel from the Building and/or Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

19.Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's HVAC system, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

20.Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling

EXHIBIT B

or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as "move n cools") or space heaters, without Landlord's prior written consent, and any such approval will be for devices that meet federal, state and local code.

21.Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23.Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

24.No awnings or other projection shall be attached to the outside walls of the Building and/or the Additional Buildings without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

25.The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project.

26.The term "personal goods or services vendors" as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord's prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. No such personal goods or services vendors shall be allowed to transport or carry beverages, food, food containers, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

27.Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

28.Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the common areas, unless the common areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the common areas or any other part of the Project. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

29.The Premises shall not be used for manufacturing. Tenant shall not engage or pay any employees on the Premises except those actually working for Tenant on the Premises nor advertise for laborers giving an address at the Premises.

30.Tenant shall not maintain armed security in or about the Premises nor possess any weapons, explosives, combustibles or other hazardous devices in or about the Premises, Building and/or Project.

EXHIBIT B

31.Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building and/or Project or its desirability as an office building project and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

32.Any outside contractor employed by Tenant, shall, while in the Building and/or Project, be subject to the prior written approval of Landlord and subject to the Rules and Regulations. Tenant shall be responsible for all acts of such persons and Landlord shall not be responsible for any loss or damage to property in the Premises, Building and/or Project, however occurring.

PARKING RULES AND REGULATIONS

1.Landlord reserves the right to establish and reasonably change the hours for the Parking Facilities, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Facilities without the prior written consent of Landlord (and/or the Parking Operator, as the case may be). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facilities or on the Project. The Parking Facilities may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facilities overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile.

2.Tenant (including Tenant's employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Facilities.

3.Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

4.All directional signs and arrows must be observed.

5.The speed limit shall be 5 miles per hour.

6.Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

7.Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)	areas not striped for parking;
(b)	aisles;
(c)	where "no parking" signs are posted;
(d)	ramps; and
(e)	loading zones.

8.Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be). Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking spaces and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

9.Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

10.	Every parker is required to park and lock his/her own car.

11.Loss or theft of identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.

EXHIBIT B

12.Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.

13.Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.

14.Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facilities and other persons, or any other Casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any Parking Operator and their respective agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facilities by Tenant and its employees and agents, whether brought by any of such persons or any other person.

15.Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (i) for any purpose other than parking as provided above, (ii) in any way or manner reasonably objectionable to Landlord, or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

16.Tenant's right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant's rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

17.If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's reasonable control, Tenant's inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facilities, or any equipment, fixtures, or signs used in connection with the Parking Facilities and any adjoining buildings or structures caused by Tenant or any of its employees and agents.

18.Tenant has no right to assign or sublicense any of its rights in the parking spaces, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking spaces among its employees.

Landlord may waive any one or more of these Rules and Regulations and Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations and/or Parking Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT B

EXHIBIT C

AMENDMENT TO OFFICE LEASE

This AMENDMENT TO OFFICE LEASE ("Amendment") is made and entered into effective as of ________________, ______, by and between KW FUND VI-SAN MATEO, LLC, a Delaware limited liability company ("Landlord"), and SIERRA ONCOLOGY, INC., a Delaware corporation ("Tenant").

R E C I T A L S

A.Landlord and Tenant entered into that certain Office Lease dated as of December 10, 2020 (the "Lease") pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, certain "Premises", as described in the Lease, known as Suite 110 of the Building located at 1820 Gateway Drive, San Mateo, California 94404.

B.Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning given such terms in the Lease.

C.Landlord and Tenant desire to amend the Lease to confirm, among other things, the commencement and expiration dates of the Lease Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Premises. The Premises contains approximately 3,792 rentable square feet.

2.Confirmation of Dates. The parties hereby confirm that (a) Landlord’s Work is Substantially Completed, (b) the Lease Term for the Lease commenced as of ________________ (the "Lease Commencement Date") for a term of forty-eight (48) months ending on ___________________ (unless sooner terminated or extended as provided in the Lease), and (c) in accordance with the Lease, Rent commenced to accrue on ____________________________.

3.Base Rent. During the Lease Term, the Base Rent payable by Tenant for the Premises shall be set forth in the following schedule subject, however, to Section 3.2 of the Lease:

Period	Annual Base Rent	Monthly Installment of Base Rent
/ / - / /	$211,593.60	$17,632.80
/ / - / /	$217,941.36	$18,161.78
/ / - / /	$224,479.68	$18,706.64
/ / - / /	$231,214.08	$19,267.84

4.Tenant's Share. During the Lease Term, Tenant's Share of Operating Expenses and Tax Expenses shall be 5.11% (3,792 rentable square feet within the Premises/74,176 rentable square feet within the Building).

5.No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

EXHIBIT C

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"Landlord"
KW FUND VI-SAN MATEO, LLC,
a Delaware limited liability company
By:
Name:
Its:
"Tenant"
SIERRA ONCOLOGY, INC.,
a Delaware corporation
By:
Name:
Its:
By:
Name:
Its:

EXHIBIT C

EXHIBIT D

FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of December 10, 2020 and between KW FUND VI-SAN MATEO, LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for Premises on the first (1st) floor of the Building located at 1820 Gateway Drive, San Mateo, California, hereby certifies as follows:

1.Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on __________.

3.The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4.Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5.Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

6.	Base Rent became payable on _____________.
7.	The Lease Term expires on _______________.

8.To the undersigned’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

9.No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

10.To the undersigned’s knowledge, as of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

11.All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ________________. The current monthly installment of Base Rent is $____________.

12.There are no unfinished tenant improvements required to be completed by Landlord as of the date hereof or any outstanding and unpaid tenant improvement allowances owing to Tenant as of the date hereof except:                                                                                               [If left blank, then "None"]

13.The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

14.If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at ____________________ on the ______ day of ______________, 20__.

"Tenant"
SIERRA ONCOLOGY, INC.,
a Delaware corporation
By:
Name:
Its: